Exhibit 23.2

SRK Consulting (U.S.), Inc.
1125 17th Street, Suite 600
Denver, CO 80202
United States

T: +1 303 985 1333
F: +1 303 985 9947

denver@srk.com
www.srk.com

February 23, 2026

MP Materials Corp.
1700 S. Pavilion Center Drive, Suite 800
Las Vegas, Nevada 89135
Attention:	Ryan Corbett
Chief Financial Officer

Dear Mr. Corbett:

Consent Letter – Mountain Pass Technical Report Summary

In connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any amendments thereto (collectively, the “Form 10-K”) to be filed by MP Materials Corp. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”), SRK Consulting (U.S.), Inc. (“SRK”), hereby consents to:

(1) the filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled “SEC Technical Report Summary, Pre-Feasibility Study, Mountain Pass Mine, San Bernardino County, California” with an effective date of October 1, 2025, and a report date of February 16, 2026 (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, as an exhibit to and referenced in the Form 10-K;

(2) the use of and references to SRK’s name as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 10-K and any such Technical Report Summary; and

(3) the use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary in the Form 10-K, to the extent it was prepared by SRK, that SRK supervised its preparation of and/or that was reviewed and approved by SRK, that is included or incorporated by reference to the Form 10-K.

SRK is responsible for, and this consent pertains to the following sections of the Technical Report Summary:
• Portions of Sections 1, 10, 14, 18, 22, 23, 24, and 25

• Sections 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 17, 19, 20, 21

SRK also consents to the incorporation by reference in the Company’s registration statements on Form S-8 (No. 333-252361) and Form S-3 (Nos. 333-251239, 333-261954 and 333-285419) of the above items as included in the Form 10-K.

U.S. Offices:		Canadian Offices:		Group Offices:
Alaska	907 677 3520	Saskatoon	306 955 4778	Africa
Clovis	559 452 0182	Sudbury	705 682 3270	Asia
Denver	303 985 1333	Toronto	416 601 1445	Australia
Elko	775 753 4151	Vancouver	604 681 4196	Europe
Reno	775 828 6800	Yellowknife	867 873 8670	North America
Tucson	520 544 3688			South America

SRK Consulting (U.S.), Inc.		Page 2

Neither the whole nor any part of the Technical Report Summary nor any reference thereto may be included in any other filings with the SEC without the prior written consent of SRK as to the form and context in which it appears.
Yours faithfully,

SRK Consulting (U.S.), Inc.

/s/ Fernando Rodrigues
Per:	Fernando Rodrigues, BSc, MBA, MAusIMM, MMSAQP
Practice Leader, Principal Consultant

February 2026